UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

November 5, 2008

TRUMP ENTERTAINMENT RESORTS, INC. TRUMP ENTERTAINMENT RESORTS HOLDINGS, LP TRUMP ENTERTAINMENT RESORTS FUNDING, INC.
(Exact Name of Registrants as Specified in Their Charters)

Delaware
Delaware
Delaware
(State or Other Jurisdiction of Incorporation)

1-13794	13-3818402
33-90786	13-3818407
33-90786-01	13-3818405
(Commission File Number)	(IRS Employer Identification No.)

15 South Pennsylvania Avenue
Atlantic City, New Jersey	08401
(Address of Principal Executive Offices)	(Zip Code)

609-449-5866

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into Material Definitive Agreement.

As previously announced on October 28, 2008, Trump Entertainment Resorts, Inc. (the “Company”) entered into an amendment (the “Marina Amendment”) to the asset purchase agreement, dated as of May 28, 2008, to sell the Trump Marina Hotel Casino (the “Property”) to Coastal Marina LLC. In connection with the Marina Amendment, on November 5, 2008, the Company and Trump Entertainment Resorts Holdings, L.P. entered into an amendment to the credit agreement with Beal Bank pursuant to which the lenders consented to the Marina Amendment. A copy of the credit agreement amendment is set forth in Exhibit 10.1 hereto. The foregoing summary is qualified entirely by reference to the credit agreement amendment. The Company also agreed to pay an extension fee if the closing of the transaction is extended beyond May 2009.

Item 2.02	Results of Operations and Financial Condition.

Attached as Exhibit 99.1 hereto is a press release, dated November 7, 2008, issued by the Company and incorporated herein by reference. The information set forth under this Item 2.02 is intended to be furnished under this Item 2.02, “Results of Operations and Financial Condition,” and also under Item 7.01, “Regulation FD Disclosure.” Such information, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 2.06	Material Impairments.

Pursuant to the Marina Amendment, the parties agreed to, among other things, a reduced purchase price for the Property of $270 million. On November 5, 2008, the Company concluded that it would record an estimated loss on disposal totaling $45 million in its discontinued operations for the three and nine months ended September 30, 2008 related to long-lived assets of Trump Marina. The non-cash charge was recorded in accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” to reflect the Trump Marina assets held for sale at their fair value less costs to sell based on the pending sale price of $270 million. The Company is currently unable to reasonably estimate the amount of the non-cash charge that will result in future cash expenditures.

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	On November 6, 2008, Morton E. Handel resigned from the Company’s Board of Directors.

(c)        On November 5, 2008, the Company’s Board of Directors approved the appointment of John P. Burke as the Chief Financial Officer of the Company. Mr. Burke, age 61, has served as the Company’s interim Chief Executive Officer since December 2007 and as Executive Vice President and Treasurer of the Company and certain of its subsidiaries since 1999. From June 1997 to January 1999, Mr. Burke served as a Senior Vice President of the Company and certain of its subsidiaries. From January 1996 to June 1997, he served as the Company’s Senior Vice President of Corporate Finance. Since 1990, Mr. Burke has held various positions, including Executive Vice President, Assistant Treasurer and Treasurer of numerous of the Company’s subsidiaries. Mr. Burke’s annual salary is $300,000. The terms of Mr. Burke’s employment agreement were not otherwise amended.

Item 7.01	Regulation FD Disclosure.

The information set forth under this Item 7.01, “Regulation FD Disclosure,” including Exhibit 99.1 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under

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the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing. Attached as Exhibit 99.1 hereto is a press release issued by the Company on November 7, 2008.

Item 9.01	Financial Statement and Exhibits.

(d) Exhibits.

10.1

Third Amendment to Credit Agreement, dated as of November 5, 2008, among Trump Entertainment Resorts Holdings, L.P., Trump Entertainment Resorts, Inc., the subsidiary guarantors party thereto, the lenders party thereto, and Beal Bank, as collateral agent and administrative agent.

99.1	Press release issued on November 7, 2008 by Trump Entertainment Resorts, Inc. reporting its results for the third quarter of 2008.

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Pursuant to the requirements of the Securities Exchange Act of 1934, each of the Registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 7, 2008

TRUMP ENTERTAINMENT RESORTS, INC.

By:	/s/ Robert M. Pickus
Name:	Robert M. Pickus
Title:	Chief Administrative Officer and General Counsel

TRUMP ENTERTAINMENT RESORTS HOLDINGS, L.P.

By:	/s/ Robert M. Pickus
Name:	Robert M. Pickus
Title:	Chief Administrative Officer and General Counsel

TRUMP ENTERTAINMENT RESORTS FUNDING, INC.

By:	/s/ Robert M. Pickus
Name:	Robert M. Pickus
Title:	Chief Administrative Officer and General Counsel